Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2014

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
Regional Communications Business
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT EAST-TOKYO CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT BUSINESS SOLUTIONS CORPORATION*[2]	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT FIELDTECHNO CORPORATION	Japan	100.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
NTT Quaris Corporation	Japan	100.0%
TelWel East Japan Corporation	Japan	98.1%
NTT Solco Corporation	Japan	96.3%
NTT CARD SOLUTION CORP.	Japan	79.7%
NTT EAST PROPERTIES, INC.	Japan	100.0%
NTT SOLMARE CORPORATION	Japan	100.0%
NTT WEST ASSET PLANNING CORPORATION	Japan	100.0%
TelWel West Nippon Corporation	Japan	98.1%

Long Distance and International Communications Business
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
Dimension Data Holdings plc	UK	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT Plala Inc.	Japan	95.4%
NTT Resonant Inc.	Japan	88.9%
NTT America, Inc.	USA	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
Verio Inc.	USA	100.0%
NTT Com Security AG*[3]	Germany	80.1%
Virtela Technology Services Incorporated	USA	100.0%
RagingWire Data Centers, Inc.	USA	80.1%
RW Holdco, Inc.	USA	80.1%
RW Midco, Inc.	USA	80.1%
Arkadin International SAS	France	92.2%
Spectrum Holdings Inc	British Virgin Islands	100.0%
Dimension Data Commerce Centre Ltd	Isle of Man	100.0%
Dimension Data (US) II Inc	USA	100.0%
Dimension Data (US) Inc	USA	100.0%
Dimension Data North America, Inc	USA	100.0%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
Mobile Communications Business
NTT DOCOMO, INC.	Japan	66.7%
DOCOMO Service Inc.	Japan	66.7%
DOCOMO Engineering Inc.	Japan	66.7%
DOCOMO Mobile Inc.	Japan	66.7%
DOCOMO Support Inc.	Japan	66.7%
DOCOMO Systems, Inc.	Japan	66.7%
DOCOMO Technology, Inc.	Japan	66.7%
DOCOMO Business Net Inc.	Japan	66.7%
DOCOMO Guam Holdings, Inc.	USA	66.7%
MCV Guam Holding Corp.	USA	66.7%
D2C Inc.	Japan	37.0%
mmbi, Inc.	Japan	40.3%
OAK LAWN MARKETING, INC.	Japan	34.0%
Tower Records Japan Inc.	Japan	33.5%
NTT DOCOMO Ventures, Inc.*[4]	Japan	66.7%
ABC HOLDINGS Co., Ltd.	Japan	34.0%
DOCOMO Deutschland GmbH	Germany	66.7%
Buongiorno S.p.A.	Italy	66.7%
net mobile AG	Germany	58.2%
DOCOMO interTouch Pte. Ltd.	Singapore	66.7%

Data Communications Business
NTT DATA CORPORATION	Japan	54.2%
NTT DATA i CORPORATION	Japan	54.2%
NTT DATA KANSAI CORPORATION	Japan	54.2%
XNET Corporation	Japan	27.6%
Japan Information Processing Service Co., Ltd.	Japan	43.4%
NTT DATA INTRAMART CORPORATION	Japan	32.1%
JSOL CORPORATION	Japan	27.1%
NJK Corporation	Japan	27.7%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%
NTT DATA INTERNATIONAL L.L.C.	USA	54.2%
NTT DATA EUROPE GmbH & Co. KG	Germany	54.2%
itelligence AG	Germany	54.2%
NTT DATA Deutschland GmbH	Germany	54.2%
NTT DATA International Services, Inc.	USA	54.2%
NTT DATA, Inc.	USA	54.2%
NTT DATA Italia S.p.A.	Italy	54.2%
NTT DATA EMEA Ltd.	UK	54.2%
NTT DATA Enterprise Services Holding, Inc.	USA	54.2%
NTT DATA Asia Pacific Pte. Ltd.	Singapore	54.2%
Everis Participaciones, S.L.	Spain	54.2%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
Other Business
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
UD EUROPE LIMITED	UK	67.3%
NTT FINANCE CORPORATION	Japan	97.3%
NTT FACILITIES, INC.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT Electronics Corporation	Japan	95.8%
NTT Software Corporation	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
InfoCom Research, Inc.	Japan	97.0%
NTT Human Solutions Corporation	Japan	100.0%
NTT LEARNING SYSTEMS CORPORATION	Japan	98.8%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
NTT LOGISCO Inc.	Japan	100.0%
NTT Broadband Platform, Inc.	Japan	92.7%
Other 712	Various	Various

*1	Percentage of equity held shown represents the equity held by NTT, directly or indirectly, in relation to each of the companies’ outstanding shares (excluding treasury stock). Percentages are rounded to the nearest tenth.
*2	NTT WEST KANSAI CORPORATION merged into NTT WEST-TOKAI CORPORATION, which changed its name to NTT BUSINESS SOLUTIONS CORPORATION on October 1, 2013.
*3	Integralis AG changed its name to NTT Com Security AG on June 24, 2013.
*4	DOCOMO Innovation Ventures, Inc. changed its name to NTT DOCOMO Ventures, Inc. on July 1, 2013.